Exhibit 99.1

                        American Banknote Corporation
                               410 Park Avenue
                          New York, NY  10022-4407


Contact:  Patrick J. Gentile
          Senior Vice President - Finance
          (212) 593-5700                    FOR IMMEDIATE RELEASE


                 AMERICAN BANKNOTE CORPORATION
   ANNOUNCES NONPAYMENT OF INTEREST ON 11 5/8% SENIOR NOTES
            AND CONTINUING RESTRUCTURING DISCUSSIONS


NEW YORK, August 31, 1999 - American Banknote Corporation announced today that the applicable 30-day grace period for payment of interest on its 11 5/8% Senior Notes due August 1, 2002 has expired and that the Company will not make the interest payment on the notes.

The Company's advisor, the Blackstone Group, continues to hold discussions with an informal committee of the 11 1/4% Senior Subordinated Note holders, who hold more than 85% of those notes, on the terms of a consensual restructuring converting all or a substantial portion of that debt to equity. However, there can be no assurance that the Company will be able to reach any agreement with the debt holders.

American Banknote Corporation is a leading global full-service provider of secure transaction solutions in carefully selected markets along three major product groups: Transaction Cards & Systems, Printing Services & Document Management, and Security Printing Solutions. A combined strategy of operating along product lines and constant expansion of transaction activities worldwide reflects the rapidly changing field of electronic commerce.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.


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